                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM 8-K
                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

                               February 25, 1998
               ------------------------------------------------
               Date of Report (Date of earliest event reported)


                          MC Liquidating Corporation
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)

  Washington                      000-26118                 91-1438806
  ----------                     -----------                ----------
(State or other                  (Commission             (I.R.S. Employer
jurisdiction of                  File Number)           Identification No.)
incorporation)


          26899 Northwestern Highway, Suite 120, Southfield, MI 48034
          -----------------------------------------------------------
                   (Address of principal executive offices)

                                (248) 304-1780
             ----------------------------------------------------
             (Registrant's telephone number, including area code)


                          MIDCOM Communications Inc.
                          --------------------------
                                 (Former Name)
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ITEM 5.        OTHER EVENTS.

The Company's financial and operating report for the month of November 1997 filed with the U.S. Trustee and Bankruptcy Court administering the Company's bankruptcy pursuant to Rule 2015 of the Federal Rules of Bankruptcy is filed as
Exhibit 99.1 to this report.

On February 25, 1998 the Company completed the previously disclosed sale to DICOMM Ventures of the assets of the Company's Enhanced Facsimile and Electronic Messaging subsidiary, AdVal, Inc., pursuant to an asset purchase agreement dated January 15, 1998. DICOMM Ventures of Lynn, Massachusetts is a private investment company that invests in information technology and telecommunications companies. DICOMM paid $6.6 million for these assets, subject to a hold back in escrow of approximately $1 million to satisfy certain possible adjustments. The bankruptcy court had approved the terms of the sale to DICOMM on February 3, 1998.

With the disposition of the assets of AdVal and the previously disclosed sale of substantially all of the Company's other assets to WinStar Communications, Inc. for approximately $92 million (subject to possible offsets by the buyer), the Company continues negotiations for the sale of its remaining operating assets, which consist principally of conference call customer accounts representing revenue of approximately $40,000 on a monthly basis and the microwave network of the Company's wholly-owned subsidiary, PacNet, Inc.

The proceeds from the sales of the Company's assets, net of transaction and administration costs, will be applied to satisfaction of creditor claims in accordance with a plan of liquidation which is being prepared for approval by the bankruptcy court. Net proceeds will not be sufficient to satisfy in full unsecured creditors' claims, including sums owed to holders of the Company's Convertible Subordinated Notes due 2003. Nor will such proceeds be sufficient to provide any distribution in liquidation to the holders of shares of the Company's common stock.
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ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS.

               (c)       Exhibits.
                         99.1      November 1997 Monthly Financial and Operating
Report filed with Bankruptcy Court

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 6, 1998                   MC Liquidating Corporation


                                       By:      /s/ Kevin J. Smith
                                           -----------------------------
                                             Kevin J. Smith, President
                                            and Chief Executive Officer
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
  Exhibit No.                    Description
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
      99.1         Monthly Financial and Operating Report filed with Bankruptcy
                   Court